As filed with the Securities and Exchange Commission on August 3, 2007

Registration No. 333-144899

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Entropic Communications, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3674	33-0947630
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9276 Scranton Road

Suite 200

San Diego, CA 92121

(858) 625-3200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Patrick C. Henry

Chief Executive Officer

Entropic Communications, Inc.

9276 Scranton Road

Suite 200

San Diego, CA 92121

(858) 625-3200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Frederick T. Muto, Esq. Jason L. Kent, Esq. Charles S. Kim, Esq. Cooley Godward Kronish LLP 4401 Eastgate Mall San Diego, CA 92121 (858) 550-6000	Lance W. Bridges, Esq. Vice President of Corporate Development and General Counsel Entropic Communications, Inc. 9276 Scranton Road Suite 200 San Diego, CA 92121 (858) 625-3200	Alan F. Denenberg, Esq. Davis Polk & Wardwell 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Common Stock, $0.001 par value per share	$100,000,000	$3,070

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act.
(2)	Includes the offering price of shares that the underwriters have the option to purchase to cover over-allotments, if any.
(3)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Entropic Communications, Inc. has prepared this Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-144899) for the purpose of filing Exhibit 10.23 to the Registration Statement, re-filing Exhibit 10.12 to the Registration Statement, and updating Item 16 of the Registration Statement and the Exhibit Index accordingly. This Amendment No. 1 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly such Prospectus has not been included herein.

PART II

Information Not Required in Prospectus

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the common stock being registered. All amounts shown are estimates except for the SEC registration fee, the NASD filing fee and the Nasdaq Stock Market filing fee.

Amount to be paid
SEC registration fee		$3,070
NASD filing fee		10,500
Nasdaq Stock Market filing fee		150,000
Blue sky qualification fees and expenses		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees and expenses		*
Miscellaneous expenses		*
Total	$	*

*	To be provided by amendment.

Item 14.	Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

Our amended and restated certificate of incorporation and amended and restated bylaws, each of which will become effective upon the closing of this offering, provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law. In addition, as permitted by the Delaware General Corporation Law, our amended and restated bylaws provide that expenses incurred by any officer or director in defending any action, suit or proceeding described above shall be paid by us in advance of a final disposition upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified by us.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	breach of a director’s duty of loyalty to the corporation or its stockholders.

Our amended and restated certificate of incorporation includes such a provision.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, we have entered into indemnity agreements with each of our directors and executive officers that require us to indemnify such persons against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as an officer, director, employee or agent of Entropic or any of its affiliated enterprises. Under these agreements, we are not required to provided indemnification for certain matters, including:

•	indemnification beyond that permitted by the Delaware General Corporation Law;

•	indemnification for any proceeding with respect to the unlawful payment of remuneration to the director or officer;

•

indemnification for certain proceedings involving a final judgment that the director or officer is required to disgorge profits from the purchase or sale of our stock or a final judgment that the director’s or officer’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct or a breach of his or her duty of loyalty;

•

indemnification for proceedings or claims brought by an officer or director against us or any of our directors, officers, employees or agents, except for claims to establish a right of indemnification or proceedings or claims approved by our board of directors or required by law;

•	indemnification for settlements the director or officer enters into without our consent; or

•	indemnification in violation of any undertaking required by the Securities Act or in any registration statement that we file.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

We plan to enter into an underwriting agreement which provides that the underwriters are obligated, under some circumstances, to indemnify our directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act.

Reference is made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above and elsewhere herein:

Exhibit	Number
Form of Underwriting Agreement	1.1

Form of the Registrant’s Amended and Restated Certificate of Incorporation to become effective upon closing of this offering	3.2

Form of the Registrant’s Amended and Restated Bylaws to become effective upon closing of this offering	3.4

Third Amended and Restated Investor Rights Agreement dated June 30, 2007 by and among the Registrant and certain of its stockholders	4.3

Form of Indemnity Agreement by and between the Registrant and each of its directors and executive officers	10.1

Item 15.	Recent Sales of Unregistered Securities.

The following sets forth information regarding all unregistered securities sold since January 1, 2004:

(1)	From January 1, 2004 to June 30, 2007, we granted stock options to purchase up to 23,039,500 shares of our common stock to employees, consultants and directors under to our 2001 stock option plan at exercise prices ranging from $0.10 to $0.46 per share. Of these options, as of June 30, 2007, options exercisable for up to 1,303,526 shares of common stock have been cancelled without being exercised, options to purchase 10,854,083 shares of common stock have been exercised of which 44,062 shares have been repurchased and options exercisable for up to 10,796,891 shares of common stock remain outstanding.

(2)	In May 2004, we issued 4,037,142 shares of Series B preferred stock to two accredited investors for an aggregate purchase price of $3,000,000. Immediately prior to the closing of this offering, these shares will convert into an aggregate of 4,037,142 shares of common stock.

(3)	In September 2004, we issued 1,345,714 shares of Series B preferred stock to an accredited investor for an aggregate purchase price of $1,000,000. Immediately prior to the closing of this offering, these shares will convert into an aggregate of 1,345,714 shares of common stock.

(4)	In November 2004, we issued 4,037,142 shares of Series B preferred stock to an accredited investor for an aggregate purchase price of $3,000,000. Immediately prior to the closing of this offering, these shares will convert into an aggregate of 4,037,142 shares of common stock.

(5)	In May 2005, in connection with a loan and security agreement, we issued a warrant to purchase a maximum of up to 807,428 shares of our Series B preferred stock, at an initial exercise price of $0.7431 per share. The current number of shares that the warrant can be exercised for based on the amount drawn under the loan agreement is 578,657 shares of Series B preferred stock. This warrant is exercisable through May 2, 2012. Immediately prior to the closing of this offering, this warrant will become a warrant to purchase up to 578,657 shares of common stock.

(6)	In December 2005, we issued 31,183,735 shares of Series C preferred stock to 20 accredited investors for an aggregate purchase price of $25,000,000. Immediately prior to the closing of this offering, these shares will convert into an aggregate of 31,183,735 shares of common stock.

(7)	In April 2006, we issued 3,742,049 shares of Series C preferred stock to an accredited investor for an aggregate purchase price of $3,000,001. Immediately prior to the closing of this offering, these shares will convert into an aggregate of 3,742,049 shares of common stock.

(8)	In April 2007, in connection with a loan and security agreement, we issued two warrants to two lenders to purchase up to 698,513 shares of our Series C preferred stock in the aggregate, at an initial exercise price of $0.8017 per share. The warrants are exercisable through April 5, 2014. Immediately prior to the closing of this offering, these warrants will become warrants to purchase up to 698,513 shares of common stock.

(9)	In May 2007, we issued 1,265,000 shares of our common stock in exchange for all of the outstanding shares of capital stock of Arabella.

(10)	In June 2007 we issued 19,169,412 shares of our common stock, 2,277,591 shares of our Series D-1 preferred stock, 19,082,222 shares of our Series D-2 preferred stock and 21,027,727 shares of our Series D-3 preferred stock in exchange for all of the outstanding common stock, Series A preferred stock, Series B preferred stock and Series C preferred stock, respectively, of RF Magic. Except for certain stock options outstanding under the RF Magic (France) Incentive Stock Plan, we also assumed each outstanding option to purchase RF Magic common stock and converted these options into options to purchase an aggregate of 8,725,121 shares of our common stock. We also assumed each outstanding warrant to purchase RF Magic common stock, Series B preferred stock and Series C preferred stock and converted these warrants into warrants to purchase an aggregate of 1,051,382 shares of our common stock, 101,225 shares of our Series D-2 preferred stock and 561,808 shares of our Series D-3 preferred stock, respectively. Immediately prior to the closing of this offering, these shares of Series D-1, D-2 and D-3 preferred stock will convert into an aggregate of 42,387,540 shares of common stock and the warrants to purchase shares of Series D-2 and D-3 preferred stock will become warrants to purchase up to an aggregate of 663,033 shares of common stock.

Except for the offer and issuance of stock options to purchase up to 60,000 shares of our common stock described in paragraph (1), all of the offers, sales and issuances of the securities described in paragraph (1) were deemed to be exempt from registration under the Securities Act in reliance on Rule 701 in that the transactions were under compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of such securities were our employees, directors or bona fide consultants and received the securities under our 2001 equity incentive plan. Appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions had adequate access, through employment, business or other relationships, to information about us.

The offer and issuance of stock options to purchase up to 60,000 shares of our common stock described in paragraph (1), the offers, sales, and issuances of the securities described in paragraphs (2) through (8) and 21,631 of the shares of our common stock described in paragraph (9) were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act and Rule 506 promulgated under Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about us.

The offer and issuance of 1,243,369 shares of our common stock described in paragraph (9) were deemed to be exempt from registration under the Securities Act in reliance on Regulation S of the Securities Act as an offer and sale of securities that occurred outside the United States and appropriate legends were affixed to the securities issued in these transactions.

The offer, issuance and assumption of the securities described in paragraph (10) were deemed to be exempt from registration under the Securities Act in reliance on Section 3(a)(10) of the Securities Act after a fairness hearing before the California Department of Corporations.

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits.

Exhibit Number	Description of Document
1.1†	Form of Underwriting Agreement.

2.1(1)	Agreement and Plan of Merger and Reorganization, dated as of April 9, 2007, as amended, by and among the Registrant, Raptor Acquisition Sub, Inc., RF Magic, Inc. and Mark Foley, as the Stockholders’ Representative.

3.1(1)	Registrant’s Amended and Restated Certificate of Incorporation, as currently in effect.

3.2(1)	Form of the Registrant’s Amended and Restated Certificate of Incorporation to become effective upon closing of this offering.

3.3(1)	Registrant’s Bylaws, as currently in effect.

3.4(1)	Form of the Registrant’s Amended and Restated Bylaws to become effective upon closing of this offering.

4.1(1)	Reference is made to Exhibits 3.1 through 3.4.

4.2†	Form of Common Stock Certificate of the Registrant.

4.3(1)	Third Amended and Restated Investor Rights Agreement dated June 30, 2007, by and among the Registrant and certain of its stockholders.

5.1†	Opinion of Cooley Godward Kronish LLP.

10.1+(1)	Form of Indemnity Agreement by and between the Registrant and each of its directors and executive officers.

10.2+(1)	RF Magic, Inc. 2000 Incentive Stock Plan and Form of Stock Option Agreement and Form of Stock Option Grant Notice thereunder.

10.3+(1)	2001 Equity Incentive Plan and Forms of Option Agreement and Form of Stock Option Grant Notice thereunder.

10.4+(1)	2007 Equity Incentive Plan and Form of Stock Option Agreement and Form of Stock Option Grant Notice thereunder.

10.5+(1)	2007 Non-Employee Directors’ Stock Option Plan and Form of Stock Option Agreement and Form of Stock Option Grant Notices thereunder.

10.6+(1)	2007 Employee Stock Purchase Plan and Form of Offering Document thereunder.

10.7+(1)	Amended and Restated 2007 Executive Bonus Plan.

10.8+(1)	Employment offer letter dated August 18, 2003 between the Registrant and Patrick Henry.

10.9+(1)	Employment offer letter dated December 1, 2005 between the Registrant and Kurt Noyes.

10.10+(1)	Employment offer letter dated February 18, 2004 between the Registrant and Michael Economy.

10.11+(1)	Employment offer letter dated June 23, 2005 between the Registrant and Andre Chartrand.

10.12+	Employment offer letter dated January 19, 2005 between the Registrant and Anton Monk.

10.13+(1)	Change of Control Agreement dated August 18, 2003 between the Registrant and Patrick Henry.

10.14+(1)	Change of Control Agreement dated December 1, 2005 between the Registrant and Kurt Noyes.

10.15+(1)	Change of Control Agreement dated February 28, 2004 between the Registrant and Michael Economy.

10.16+(1)	Change of Control Agreement dated August 4, 2005 between the Registrant and Andre Chartrand.

Exhibit Number	Description of Document
10.17+(1)	Change of Control Agreement dated January 19, 2005 between the Registrant and Anton Monk.

10.18+(1)	Form of Employee Innovations and Proprietary Rights Assignment Agreement.

10.19(1)	Director offer letter dated September 1, 2004 between the Registrant and Amir Mashkoori.

10.20(1)	Director offer letter dated November 23, 2004 between the Registrant and Umesh Padval.

10.21(1)	Director offer letter dated April 11, 2005 between the Registrant and Rouzbeh Yassini.

10.22(1)	Director offer letter dated March 25, 2007 between the Registrant and Kenneth Merchant.

10.23*	Development and License Agreement dated September 15, 2002 between RF Magic, Inc. and STMicroelectronics N.V.

10.24*(1)	Corporate Supply Agreement dated March 2, 2006 between the Registrant and Motorola, Inc.

10.25*(1)	Master Purchase Agreement dated July 1, 2006, as amended, between the Registrant and Tellabs Operations, Inc.

10.26(1)	Venture Loan and Security Agreement dated October 6, 2006 between RF Magic, Inc. and Horizon Technology Funding Company LLC.

10.27(1)	Venture Loan and Security Agreement dated April 5, 2007 between the Registrant, Horizon Technology Funding Company LLC and Silicon Valley Bank.

10.28(1)	Loan and Security Agreement dated April 11, 2007 between the Registrant and Silicon Valley Bank.

10.29(1)	Guaranty and Security Agreements dated June 30, 2007 among the Registrant, RF Magic, Inc., Horizon Technology Funding Company LLC and Silicon Valley Bank, as applicable.

10.30(1)	Standard Office Lease dated September 29, 2005 between the Registrant and Arden Realty Limited Partnership, as amended on May 30, 2006 and January 26, 2007.

21.1(1)	Subsidiaries of the Registrant.

23.1(1)	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2(1)	Consent of Ernst & Young LLP, Independent Auditors.

23.3	Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

†	To be filed by amendment.

+	Indicates management contract or compensatory plan.

*	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

(1)	Previously filed.

(b)	Financial Statement Schedules.

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Registrant hereby undertakes that:

(a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 3rd day of August, 2007.

ENTROPIC COMMUNICATIONS, INC.

By:	/s/ Patrick Henry
Patrick Henry
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick Henry Patrick Henry	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	August 3, 2007

/s/ David Lyle David Lyle	Chief Financial Officer (Principal Financial Officer)	August 3, 2007

/s/ Kurt Noyes Kurt Noyes	Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	August 3, 2007

/s/ Thomas Baruch* Thomas Baruch	Member of the Board of Directors	August 3, 2007

/s/ Amir Mashkoori* Amir Mashkoori	Member of the Board of Directors	August 3, 2007

/s/ Kenneth Merchant* Kenneth Merchant	Member of the Board of Directors	August 3, 2007

Signature	Title	Date

/s/ Umesh Padval* Umesh Padval	Member of the Board of Directors	August 3, 2007

/s/ John Walecka* John Walecka	Member of the Board of Directors	August 3, 2007

/s/ Rouzbeh Yassini* Rouzbeh Yassini	Member of the Board of Directors	August 3, 2007

* Pursuant to Power of Attorney

By:	/s/ Patrick Henry
Patrick Henry Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1†	Form of Underwriting Agreement.

2.1(1)	Agreement and Plan of Merger and Reorganization, dated as of April 9, 2007, as amended, by and among the Registrant, Raptor Acquisition Sub, Inc., RF Magic, Inc. and Mark Foley, as the Stockholders’ Representative.

3.1(1)	Registrant’s Amended and Restated Certificate of Incorporation, as currently in effect.

3.2(1)	Form of the Registrant’s Amended and Restated Certificate of Incorporation to become effective upon closing of this offering.

3.3(1)	Registrant’s Bylaws, as currently in effect.

3.4(1)	Form of the Registrant’s Amended and Restated Bylaws to become effective upon closing of this offering.

4.1(1)	Reference is made to Exhibits 3.1 through 3.4.

4.2†	Form of Common Stock Certificate of the Registrant.

4.3(1)	Third Amended and Restated Investor Rights Agreement dated June 30, 2007, by and among the Registrant and certain of its stockholders.

5.1†	Opinion of Cooley Godward Kronish LLP.

10.1+(1)	Form of Indemnity Agreement by and between the Registrant and each of its directors and executive officers.

10.2+(1)	RF Magic, Inc. 2000 Incentive Stock Plan and Form of Stock Option Agreement and Form of Stock Option Grant Notice thereunder.

10.3+(1)	2001 Equity Incentive Plan and Forms of Option Agreement and Form of Stock Option Grant Notice thereunder.

10.4+(1)	2007 Equity Incentive Plan and Form of Stock Option Agreement and Form of Stock Option Grant Notice thereunder.

10.5+(1)	2007 Non-Employee Directors’ Stock Option Plan and Form of Stock Option Agreement and Form of Stock Option Grant Notices thereunder.

10.6+(1)	2007 Employee Stock Purchase Plan and Form of Offering Document thereunder.

10.7+(1)	Amended and Restated 2007 Executive Bonus Plan.

10.8+(1)	Employment offer letter dated August 18, 2003 between the Registrant and Patrick Henry.

10.9+(1)	Employment offer letter dated December 1, 2005 between the Registrant and Kurt Noyes.

10.10+(1)	Employment offer letter dated February 18, 2004 between the Registrant and Michael Economy.

10.11+(1)	Employment offer letter dated June 23, 2005 between the Registrant and Andre Chartrand.

10.12+	Employment offer letter dated January 19, 2005 between the Registrant and Anton Monk.

10.13+(1)	Change of Control Agreement dated August 18, 2003 between the Registrant and Patrick Henry.

10.14+(1)	Change of Control Agreement dated December 1, 2005 between the Registrant and Kurt Noyes.

10.15+(1)	Change of Control Agreement dated February 28, 2004 between the Registrant and Michael Economy.

10.16+(1)	Change of Control Agreement dated August 4, 2005 between the Registrant and Andre Chartrand.

Exhibit Number	Description of Document
10.17+(1)	Change of Control Agreement dated January 19, 2005 between the Registrant and Anton Monk.

10.18+(1)	Form of Employee Innovations and Proprietary Rights Assignment Agreement.

10.19(1)	Director offer letter dated September 1, 2004 between the Registrant and Amir Mashkoori.

10.20(1)	Director offer letter dated November 23, 2004 between the Registrant and Umesh Padval.

10.21(1)	Director offer letter dated April 11, 2005 between the Registrant and Rouzbeh Yassini.

10.22(1)	Director offer letter dated March 25, 2007 between the Registrant and Kenneth Merchant.

10.23*	Development and License Agreement dated September 15, 2002 between the Registrant and STMicroelectronics N.V.

10.24*(1)	Corporate Supply Agreement dated March 2, 2006 between the Registrant and Motorola, Inc.

10.25*(1)	Master Purchase Agreement dated July 1, 2006, as amended, between the Registrant and Tellabs Operations, Inc.

10.26(1)	Venture Loan and Security Agreement dated October 6, 2006 between RF Magic, Inc. and Horizon Technology Funding Company LLC.

10.27(1)	Venture Loan and Security Agreement dated April 5, 2007 between the Registrant, Horizon Technology Funding Company LLC and Silicon Valley Bank.

10.28(1)	Loan and Security Agreement dated April 11, 2007 between the Registrant and Silicon Valley Bank.

10.29(1)	Guaranty and Security Agreements dated June 30, 2007 among the Registrant, RF Magic, Inc., Horizon Technology Funding Company LLC and Silicon Valley Bank, as applicable.

10.30(1)	Standard Office Lease dated September 29, 2005 between the Registrant and Arden Realty Limited Partnership, as amended on May 30, 2006 and January 26, 2007.

21.1(1)	Subsidiaries of the Registrant.

23.1(1)	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2(1)	Consent of Ernst & Young LLP, Independent Auditors.

23.3	Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

†	To be filed by amendment.

+	Indicates management contract or compensatory plan.

*	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

(1)	Previously filed.